INTERIM MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT (“Agreement”) is effective as of the 16th day of February, 2010, by and between AMERICAN CENTURY MUTUAL FUNDS, INC., a Maryland corporation (hereinafter called the “Company”), and AMERICAN
CENTURY INVESTMENT MANAGEMENT, INC., a Delaware corporation (hereinafter called the “Investment Manager”).

WHEREAS, a majority of those members of the Board of Directors of the
Company (collectively, the “Board of Directors”, and each individually a “Director”) who are not “interested persons” as defined in Investment
Company Act (hereinafter referred to as the “Independent Directors”), has approved this Agreement as it relates to each series of shares of the Company set forth on Schedule A attached hereto (the “Funds”).

NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:
1. Investment Management Services.  The Investment Manager shall supervise the investments of each class of each Fund.  In such capacity, the Investment Manager shall either directly, or through the utilization of others as contemplated by Section 7 below, maintain a continuous investment program for each Fund, determine what securities shall be purchased or sold by each Fund, secure and evaluate such information as it deems proper and take whatever action is necessary or convenient to perform its functions, including the placing of purchase and sale orders.  In performing its duties hereunder, the Investment Manager will manage the portfolio of all classes of shares of a particular
Fund as a single portfolio.
2. Compliance with Laws.  All functions undertaken by the
Investment Manager hereunder shall at all times conform to, and be in accordance with, any requirements imposed by:
(a) the Investment Company Act and any rules and regulations promulgated thereunder;
(b) any other applicable provisions of law;
(c) the Articles of Incorporation of the Company as amended
from time to time;
(d) the Bylaws of the Company as amended from time to time;
(e) the Multiple Class Plan adopted by the Company as amended from time to time; and
(f) the registration statement(s) of the Company, as amended from time to time, filed under the Securities Act of 1933 and the
Investment Company Act.

3. Board Supervision.  All of the functions undertaken by the
Investment Manager hereunder shall at all times be subject to the direction of the Board of Directors, its executive committee, or any committee or officers of the Company acting under the authority of the Board of Directors.
4. Payment of Expenses.  The Investment Manager will pay all of the expenses of each class of each Fund, other than interest, taxes, brokerage commissions, extraordinary expenses, the fees and expenses of the Independent Directors (including counsel fees), and expenses incurred in connection with the provision of shareholder services and distribution services under a plan adopted pursuant to Rule 12b-1 under the Investment Company Act.  The Investment
Manager will provide the Company with all physical facilities and personnel required to carry on the business of each class of each
Fund that it shall manage, including but not limited to office space, office furniture, fixtures and equipment, office supplies, computer hardware and software and salaried and hourly paid personnel.  The
Investment Manager may at its expense employ others to provide all or any part of such facilities and personnel.
5. Account Fees.  The Company, by resolution of the Board of
Directors, including a majority of the Independent Directors, may from time to time authorize the imposition of a fee as a direct charge against shareholder accounts of any class of one or more of the Funds, such fee to be retained by the Company or to be paid to the Investment Manager to defray expenses which would otherwise be paid by the Investment Manager in accordance with the provisions of paragraph 4 of this Agreement.  At least sixty days prior written notice of the intent to impose such fee must be given to the shareholders of the affected Fund or Fund class.
6. Management Fees.
(a) In consideration of the services provided by the Investment
Manager, each class of each Fund shall pay to the Investment Manager a management fee that is calculated as described in this Section 6 using the fee schedules set forth on Schedule A.
(b) Definitions
(1) An “Investment Team” is the Portfolio Managers that the
Investment Manager has designated to manage a given portfolio.
(2) An “Investment Strategy” is the processes and policies
implemented by the Investment Manager for pursuing a particular investment objective managed by an Investment Team.
(3) A “Primary Strategy Portfolio” is each Fund, as well as
any other series of any other registered investment company for which the Investment Manager, or an affiliated investment advisor, serves as the investment manager and for which American Century
Investment Services, Inc. serves as the distributor.
(4) A “Secondary Strategy Portfolio” of a Fund is another
account managed by the Investment Manager that is managed by the same Investment Team but is not a Primary Strategy Portfolio.
(5) The “Secondary Strategy Share Ratio” of a Fund is calculated by dividing the net assets of the Fund by the sum of the net assets of the Primary Strategy Portfolios that share a common Investment
Strategy.
(6) The “Secondary Strategy Assets” of a Fund is the sum of the
net assets of the Fund’s Secondary Strategy Portfolios multiplied by the Fund’s Secondary Strategy Share Ratio.
(7) The “Investment Strategy Assets” of a Fund is the sum of
the net assets of the Fund and the Fund’s Secondary Strategy Assets.
(8) The “Per Annum Fee Dollar Amount” is the dollar amount
resulting from applying the applicable Fee Schedule for a class of a Fund using the Investment Strategy Assets.
(9) The “Per Annum Fee Rate” for a class of a Fund is the
percentage rate that results from dividing the Per Annum Fee Dollar
Amount for the class of a Fund by the Investment Strategy Assets of the Fund.
(c) Daily Management Fee Calculation. For each calendar day, each class of each Fund shall accrue a fee calculated by multiplying the Per Annum Fee Rate for that class by the net assets of the class on that day, and further dividing that product by 365
(366 in leap years).
(d) Monthly Management Fee Payment. On the first business day of each month, each class of each Fund shall pay the management fee to the Investment Manager for the previous month.  The fee for the previous month shall be the sum of the Daily Management Fee
Calculations for each calendar day in the previous month.
(e) Additional Series or Classes. In the event that the
Board of Directors shall determine to issue any additional series or classes of shares for which it is proposed that the Investment
Manager serve as investment manager, the Company and the Investment
Manager may enter into an Addendum to this Agreement setting forth the name of the series and/or class, the Fee Schedule for each and such other terms and conditions as are applicable to the management of such series and/or classes, or, in the alternative, enter into a separate management agreement that relates specifically to such series and/or classes of shares.
7. Subcontracts.  In rendering the services to be provided
pursuant to this Agreement, the Investment Manager may, from time to time, engage or associate itself with such persons or entities as it determines is necessary or convenient in its sole discretion and may contract with such persons or entities to obtain information, investment advisory and management services, or such other services as the Investment Manager deems appropriate.  Any fees, compensation or expenses to be paid to any such person or entity shall be paid by the Investment Manager, and no obligation to such person or entity shall be incurred on behalf of the Company.  Any arrangement entered into pursuant to this paragraph shall, to the extent required by law, be subject to the approval of the Board of Directors, including a majority of the Independent Directors, and the shareholders of the Company.
8. Continuation of Agreement.  This Agreement shall become
effective for each Fund as of the date first set forth above
(the “Effective Date”) and shall continue in effect for each
Fund until the earlier of (i) 150 days from the Effective Date, or (ii) the date as of which the shareholders of each Fund approve a new management agreement.
9. Termination.  This Agreement may be terminated, with respect to any Fund, by the Investment Manager at any time without penalty upon giving the Company 60 days’ written notice, and may be terminated, with respect to any Fund, at any time without penalty by the Board of
Directors or by vote of a majority of the outstanding voting securities of each class of such Fund on 60 days’ written notice to the Investment
Manager.
10. Effect of Assignment.  This Agreement shall automatically terminate with respect to any Fund in the event of its assignment by the Investment Manager.  The term “assignment” for this purpose has the meaning defined in Section 2(a)(4) of the Investment Company
Act.
11. Other Activities.  Nothing herein shall be deemed to limit or restrict the right of the Investment Manager, or the right of any of its officers, directors or employees (who may also be a director, officer or employee of the Company), to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.
12. Standard of Care.  In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of the Investment Manager, it, as an inducement to it to enter into this Agreement, shall not be subject to liability to the Company or to any shareholder of the Company for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.
13. Separate Agreement.  The parties hereto acknowledge that certain provisions of the Investment Company Act, in effect, treat each series of shares of an investment company as a separate investment company.
Accordingly, the parties hereto hereby acknowledge and agree that, to the extent deemed appropriate and consistent with the Investment Company
Act, this Agreement shall be deemed to constitute a separate agreement between the Investment Manager and each Fund.
14. Use of the Name “American Century”.  The name “American Century”
and all rights to the use of the name “American Century” are the exclusive property of American Century Proprietary Holdings, Inc. (“ACPH”).  ACPH has
consented to, and granted a non-exclusive license for, the use by the Company of the name “American Century” in the name of the Company and any Fund.
Such consent and non-exclusive license may be revoked by ACPH in its discretion if ACPH, the Investment Manager, or a subsidiary or affiliate of either of them is not employed as the investment adviser of each Fund.
In the event of such revocation, the Company and each Fund using the name
“American Century” shall cease using the name “American Century” unless otherwise consented to by ACPH or any successor to its interest in such name.
       IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective duly authorized officers to be effective as of the day and year first above written.

AMERICAN CENTURY INVESTMENT MANAGEMENT,
 AMERICAN CENTURY MUTUAL FUNDS,
INC.      INC.

/s/David H. Reinmiller
/s/Charles A. Etherington
David H. Reinmiller
    Charles A. Etherington
Vice President     Senior Vice President

         Schedule A
       Fee Schedules

Series  Investment Strategy    Fee Schedule by Class
  Assets   Inves Institu- A B C R
                                        tor tional  Advisor

Ultra Fund First $2.5 billion 1.000% 0.800% n/a 1.000% 1.000% 1.000% 1.000%
  Next $2.5 billion 0.995% 0.795% n/a 0.995% 0.995% 0.995% 0.995%
  Next $2.5 billion 0.980% 0.780% n/a 0.980% 0.980% 0.980% 0.980%
  Next $2.5 billion 0.970% 0.770% n/a 0.970% 0.970% 0.970% 0.970%
  Next $2.5 billion 0.960% 0.760% n/a 0.960% 0.960% 0.960% 0.960%
  Next $2.5 billion 0.950% 0.750% n/a 0.950% 0.950% 0.950% 0.950%
  Next $2.5 billion 0.940% 0.740% n/a 0.940% 0.940% 0.940% 0.940%
  Next $2.5 billion 0.930% 0.730% n/a 0.930% 0.930% 0.930% 0.930%
  Next $2.5 billion 0.920% 0.720% n/a 0.920% 0.920% 0.920% 0.920%
  Next $2.5 billion 0.910% 0.710% n/a 0.910% 0.910% 0.910% 0.910%
  Next $5 billion  0.900% 0.700% n/a 0.900% 0.900% 0.900% 0.900%
  Over $30 billion 0.800% 0.600% n/a 0.800% 0.800% 0.800% 0.800%

Vista Fund All Assets  1.000% 0.800% 1.000% n/a n/a n/a 1.000%

Heritage Fund All Assets  1.000% 0.800% n/a 1.000% 1.000% 1.000% 1.000%

Giftrust Fund All Assets  1.000% n/a n/a n/a n/a n/a n/a

New Opportunities
Fund  First $250 million 1.500% n/a n/a n/a n/a n/a n/a
  Next $250 million 1.250% n/a n/a n/a n/a n/a n/a
  Next $250 million 1.150% n/a n/a n/a n/a n/a n/a
  Over $750 million 1.100% n/a n/a n/a n/a n/a n/a

Growth Fund First $2.5 billion 1.000% 0.800% 1.000% n/a n/a n/a 1.000%
  Next $2.5 billion 0.995% 0.795% 0.995% n/a n/a n/a 0.995%
  Next $2.5 billion 0.980% 0.780% 0.980% n/a n/a n/a 0.980%
  Next $2.5 billion 0.970% 0.770% 0.970% n/a n/a n/a 0.970%
  Next $2.5 billion 0.960% 0.760% 0.960% n/a n/a n/a 0.960%
  Next $2.5 billion 0.950% 0.750% 0.950% n/a n/a n/a 0.950%
  Next $2.5 billion 0.940% 0.740% 0.940% n/a n/a n/a 0.940%
  Next $2.5 billion 0.930% 0.730% 0.930% n/a n/a n/a 0.930%
  Next $2.5 billion 0.920% 0.720% 0.920% n/a n/a n/a 0.920%
  Next $2.5 billion 0.910% 0.710% 0.910% n/a n/a n/a 0.910%
  Next $5 billion  0.900% 0.700% 0.900% n/a n/a n/a 0.900%
  Over $30 billion 0.800% 0.600% 0.800% n/a n/a n/a 0.800%

Select Fund First $2.5 billion 1.000% 0.800% n/a 1.000% 1.000% 1.000% 1.000%
  Next $2.5 billion 0.995% 0.795% n/a 0.995% 0.995% 0.995% 0.995%
  Next $2.5 billion 0.980% 0.780% n/a 0.980% 0.980% 0.980% 0.980%
  Next $2.5 billion 0.970% 0.770% n/a 0.970% 0.970% 0.970% 0.970%
  Next $2.5 billion 0.960% 0.760% n/a 0.960% 0.960% 0.960% 0.960%
  Next $2.5 billion 0.950% 0.750% n/a 0.950% 0.950% 0.950% 0.950%
  Next $2.5 billion 0.940% 0.740% n/a 0.940% 0.940% 0.940% 0.940%
  Next $2.5 billion 0.930% 0.730% n/a 0.930% 0.930% 0.930% 0.930%
  Next $2.5 billion 0.920% 0.720% n/a 0.920% 0.920% 0.920% 0.920%
  Next $2.5 billion 0.910% 0.710% n/a 0.910% 0.910% 0.910% 0.910%
  Next $5 billion  0.900% 0.700% n/a 0.900% 0.900% 0.900% 0.900%
  Over $30 billion 0.800% 0.600% n/a 0.800% 0.800% 0.800% 0.800%
Capital Growth
Fund  First $2.5 billion 1.000% 0.800% n/a 1.000% 1.000% 1.000% 1.000%
  Next $2.5 billion 0.995% 0.795% n/a 0.995% 0.995% 0.995% 0.995%
  Next $2.5 billion 0.980% 0.780% n/a 0.980% 0.980% 0.980% 0.980%
  Next $2.5 billion 0.970% 0.770% n/a 0.970% 0.970% 0.970% 0.970%
  Next $2.5 billion 0.960% 0.760% n/a 0.960% 0.960% 0.960% 0.960%
  Next $2.5 billion 0.950% 0.750% n/a 0.950% 0.950% 0.950% 0.950%
  Next $2.5 billion 0.940% 0.740% n/a 0.940% 0.940% 0.940% 0.940%
  Next $2.5 billion 0.930% 0.730% n/a 0.930% 0.930% 0.930% 0.930%
  Next $2.5 billion 0.920% 0.720% n/a 0.920% 0.920% 0.920% 0.920%
  Next $2.5 billion 0.910% 0.710% n/a 0.910% 0.910% 0.910% 0.910%
  Next $5 billion  0.900% 0.700% n/a 0.900% 0.900% 0.900% 0.900%
  Over $30 billion 0.800% 0.600% n/a 0.800% 0.800% 0.800% 0.800%
Small Cap
Growth Fund First $250 million 1.500% 1.300% n/a 1.500% 1.500% 1.500% 1.500%
  Next $250 million 1.250% 1.050% n/a 1.250% 1.250% 1.250% 1.250%
  Next $250 million 1.150% 0.950% n/a 1.150% 1.150% 1.150% 1.150%
  Over $750 million 1.100% 0.900% n/a 1.100% 1.100% 1.100% 1.100%

Veedot Fund First $500 million 1.250% 1.050% n/a n/a n/a n/a n/a
  Next $500 million 1.100% 0.900% n/a n/a n/a n/a n/a
  Over $1 billion  1.000% 0.800% n/a n/a n/a n/a n/a

Balanced Fund First $1 billion 0.900% 0.700% n/a n/a n/a n/a n/a
  Over $1billion  0.800% 0.600% n/a n/a n/a n/a n/a
Capital Value
Fund  First $500 million 1.100% 0.900% 1.100% n/a n/a n/a n/a
  Next $500 million 1.000% 0.800% 1.000% n/a n/a n/a n/a
  Over $1 billion  0.900% 0.700% 0.900% n/a n/a n/a n/a
Fundamental Equity
Fund  First $2.5 billion 1.000% 0.800% n/a 1.000% 1.000% 1.000% 1.000%
  Next $2.5 billion 0.995% 0.795% n/a 0.995% 0.995% 0.995% 0.995%
  Next $2.5 billion 0.980% 0.780% n/a 0.980% 0.980% 0.980% 0.980%
  Next $2.5 billion 0.970% 0.770% n/a 0.970% 0.970% 0.970% 0.970%
  Next $2.5 billion 0.960% 0.760% n/a 0.960% 0.960% 0.960% 0.960%
  Next $2.5 billion 0.950% 0.750% n/a 0.950% 0.950% 0.950% 0.950%
  Next $2.5 billion 0.940% 0.740% n/a 0.940% 0.940% 0.940% 0.940%
  Next $2.5 billion 0.930% 0.730% n/a 0.930% 0.930% 0.930% 0.930%
  Next $2.5 billion 0.920% 0.720% n/a 0.920% 0.920% 0.920% 0.920%
  Next $2.5 billion 0.910% 0.710% n/a 0.910% 0.910% 0.910% 0.910%
  Next $5 billion  0.900% 0.700% n/a 0.900% 0.900% 0.900% 0.900%
  Over $30 billion 0.800% 0.600% n/a 0.800% 0.800% 0.800% 0.800%
Focused Growth
Fund  First $2.5 billion 1.000% 0.800% n/a 1.000% 1.000% 1.000% 1.000%
  Next $2.5 billion 0.995% 0.795% n/a 0.995% 0.995% 0.995% 0.995%
  Next $2.5 billion 0.980% 0.780% n/a 0.980% 0.980% 0.980% 0.980%
  Next $2.5 billion 0.970% 0.770% n/a 0.970% 0.970% 0.970% 0.970%
  Next $2.5 billion 0.960% 0.760% n/a 0.960% 0.960% 0.960% 0.960%
  Next $2.5 billion 0.950% 0.750% n/a 0.950% 0.950% 0.950% 0.950%
  Next $2.5 billion 0.940% 0.740% n/a 0.940% 0.940% 0.940% 0.940%
  Next $2.5 billion 0.930% 0.730% n/a 0.930% 0.930% 0.930% 0.930%
  Next $2.5 billion 0.920% 0.720% n/a 0.920% 0.920% 0.920% 0.920%
  Next $2.5 billion 0.910% 0.710% n/a 0.910% 0.910% 0.910% 0.910%
  Next $5 billion  0.900% 0.700% n/a 0.900% 0.900% 0.900% 0.900%
  Over $30 billion 0.800% 0.600% n/a 0.800% 0.800% 0.800% 0.800%

NT Growth Fund First $2.5 billion n/a 0.800% n/a n/a n/a n/a n/a
  Next $2.5 billion n/a 0.795% n/a n/a n/a n/a n/a
  Next $2.5 billion n/a 0.780% n/a n/a n/a n/a n/a
  Next $2.5 billion n/a 0.770% n/a n/a n/a n/a n/a
  Next $2.5 billion n/a 0.760% n/a n/a n/a n/a n/a
  Next $2.5 billion n/a 0.750% n/a n/a n/a n/a n/a
  Next $2.5 billion n/a 0.740% n/a n/a n/a n/a n/a
  Next $2.5 billion n/a 0.730% n/a n/a n/a n/a n/a
  Next $2.5 billion n/a 0.720% n/a n/a n/a n/a n/a
  Next $2.5 billion n/a 0.710% n/a n/a n/a n/a n/a
  Next $5 billion  n/a 0.700% n/a n/a n/a n/a n/a
  Over $30 billion n/a 0.600% n/a n/a n/a n/a n/a

NT Vista Fund All Assets  n/a 0.800% n/a n/a n/a n/a n/a